                                                                    Exhibit 99.2

                          SALE AND PURCHASE AGREEMENT

                            DATED FEBRUARY 5, 1998



BETWEEN THE UNDERSIGNED:

1. Mr. Jean-Francois Queru, a French citizen residing at 10, rue des Primeveres, 43390 Petit Mars;

2. Mr. Arnaud Queru a French citizen residing at 10, rue des Primeveres, 43390 Petit Mars;

3. Ms. Helene Queru, a French citizen residing at 10, rue des Primeveres, 43390 Petit Mars;

4. Mrs. Regine Queru, a French citizen residing at 10, rue des Primeveres, 43390 Petit Mars;

5. Mr. Jean-Michel Gandreuil, a French citizen residing at 18, rue Auguste Renoir, 44980 Sainte Luce sur Loire,

6. Mrs. Dominique Gandreuil, a French citizen residing at 18, rue Auguste Renoir, 44980 Sainte Luce sur Loire;

7. MGLV, a French societe civile with a capital of FRF 200,000, registered with the Commercial and Corporate Register of Nantes under the number D 409 418 548 having its registered office at 10, rue des Primeveres, 43390 Petit Mars, represented for the purposes hereof by its gerant, W. Jean-Francois Queru;

                              hereinafter referred to individually by name and collectively as the "Vendors"

                              ON THE ONE HAND,

AND


Friede Goldman France, S.A.S. a French par actions simplifiees having a share capital of FRF 250,000 in the process of being registered with the Commercial and Corporate Register of Nantes whose registered office is at 15 rue de la Metallurgie, 44470 Carquefou, represented by Mt. J.L. Holloway, duly authorized by virtue of a power of attorney from the President, Mr. Jean-Michel Gandreuil, dated February 5,1998, hereinafter called "the Purchaser"

                              ON THE OTHER HAND.


WHEREAS:

A. Achere (hereinafter called "the Company") is a French societe anonyme whose registered office (siege) is at Carquefou (44,470) 5, rue de l'Hotellerie and which is registered under the number 409 439 403 at the Commercial and Companies Registry of Nantes.

B. Societe civile Arnaud and Societe civile Helene, and D.J.C.M. are French societe civile, Societe civile Arnaud and Societe civile Helene having their registered offices at 10, rue des Primeveres, 44390 Petit Mars and being registered under number 409 418 704 and number 409 418 845, respectively, D.J.C.M. having its registered office at 18, rue Auguste Renoir, 44980 Sainte Luce sur Loire and being registered under number 409 418 126.

C. The capital of the Company is FRF 10,000,000 divided into 100,000 shares of FRF 100 each (hereinafter called "the Shares"). The Vendors are between themselves the owners of all of the Shares in the following proportions:

     CLASS "A" SHAREHOLDERS
     ----------------------

     - Mr. Jean Francois Queru  66,997 Class A Shares
     - Societe civile Helene    12,000 Class A Shares
     - Societe civile Arnaud    12,000 Class A Shares
                                ---------------------

     SUB-TOTAL                  90,997 Class A Shares

     CLASS "B" SHAREHOLDERS
     ----------------------

     - MGLV SCI                     4,499 Class B Shares
     - D.J.C.M.                     4,499 Class B Shares
     - Mrs. Regine Queru            1 Class B Share
     - Mr. Jean Francois Queru      1 Class B Share
     - Mr. Jean-Michel Gandreuil    1 Class B Share
     - Mr. Arnaud Queru             1 Class B Share
     - Ms. Helene Queru             1 Class B Share
                                    ---------------

     SUB-TOTAL                      9,003 Class B Shares
                                    ====================

     TOTAL                          100,000 Shares

D. The principal activity of the Company is the ownership of shareholdings and participations in other companies.

E. The Company holds, directly or indirectly, interests in the following subsidiary companies (hereinafter called "the Subsidiaries") in the following proportions:

     (i) The Company holds 100% of the shares in France Marine S.A. ("France Marine");

     (ii)   France Marine holds the following interests;

            --  of the equity interests in SCI Les Venez;

            -- 99.90% of the shares in Brissonneau & Lotz Marine S.A. ("BLM"), Brissonneau & Lotz Marine Offshore S.A. ("BLMO"), BOPP S.A. ("BOPP");

            --  90% of the equity interests in SCI du Croissant;

            --  74% of the equity interests in SARL Kerdranvat; and,

            --  10% of the equity interests in SCI Port de Lorient.

     (iii)  Mr. Jean Francois Queru holds the following interests:

            -- 1 equity interest of the 12,000 equity interests of Societe civile Arnaud;

            -- 1 equity interest of the 12,000 equity interests of Societe civile Helene;

     (iv)   Ms. Regine Queru holds the following interest:

            --  1 Share in the Company;

     (v)    Mr. Arnaud Queru holds the following interests:

            -- 11,999 equity interest of the 12,000 equity interests of Societe civile Arnaud;

            --  1 Share in the Company;

     (vi)   Ms. Helene Queru holds the following interests:

            -- 11,999 equity interest of the 12,000 equity interests of Societe civile Helene;
            --  1 Share in the Company;

     (vii)  Mr. Jean-Michel Gandreuil holds the following interests:

            --  1,999 equity interest of the 2,000 equity interests of D.J.C.M.;

            --  1 Share in the Company.

     (viii) Mrs.  Dominique Gandreuil holds the following interest:

            --  1 of the 2,000 equity interests of D.J.C.M.;

     (ix)   BOPP holds the following interests:

            --  96% of the equity interests in SCI Ty Gwen;

            --  50% of the equity interests in TSA;

            --  14% of the shares/equity interests in Hydro Armor,

            --  a 10% interest in each of two vessels, the "Villon" and the
               "Rabelais";

F. The Vendors wish to sell and the Purchaser wishes to purchase the whole, but not part only, of the Shares and the whole, but not part only, all of the equity interests presently held in Societe civile Arnaud and Societe civile Helene and D.J.C.M. (the "Equity Interests").

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   Sale and Purchase.
     -----------------

1.1 The Vendors hereby sell and the Purchaser hereby purchases the whole except for one, but not pan only, of the Shares in accordance with the terms and conditions of this Agreement together with all rights now or hereafter attaching thereto.

1.2 The Vendors hereby sell and the Purchaser hereby purchases the whole, but not part only, of the Equity Interests in accordance with the terms and conditions of this Agreement together with all rights now or hereafter attaching thereto as reiterated by the acts of transfer provided for in
     Article 4.2.2 and annexed hereto.

1.3 The obligation of the Purchaser being to purchase the whole, but not part only, of the Shares and Equity Interests, the obligation of the Vendors is joint and several, each Vendor undertaking to sell these of the Shams and/or Equity Interests owned by him/her/it and to procure the sale by the other Vendors of those of the Shares and/or Equity Interests owned by them respectively.


2.   Price.
     -----

     The price for the whole of the Shares and Equity Interests (hereinafter called "the Price") shall be the sum of one hundred and forty seven million seven hundred sixty thousand, two hundred French francs (FRF 147,760,200), which amount shall be paid by the Purchaser to each Vendor according to the table hereafter.


---------------------------------------------------------------------------------------------------------
                                  NUMBER OF
                                ARCHERE SHARES
                                HELD DIRECTLY
                                OR INDIRECTLY                                        AMOUNT OF PAYMENT
VENDORS                          BY VENDORS             PER SHARE PRICE               TO EACH VENDOR
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Jean-Francois QUERU                   66,998                1,500                   FRF  100,497,000.00
---------------------------------------------------------------------------------------------------------
Societe Civile M.G.L.V.                4,499                1,500                   FRF  6,748,500.00
---------------------------------------------------------------------------------------------------------
Regine QUERU                               1                1,500                   FRF  1,500.00
---------------------------------------------------------------------------------------------------------
Helene QUERU                               1                1,500                   FRF  1,500.00
---------------------------------------------------------------------------------------------------------
Arnaud QUERU                               1                1,500                   FRF  1,500.00
---------------------------------------------------------------------------------------------------------
   Sub-Total                          71,500                                        FRF  107,250,000.00
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Jean-Francois QUERU                   12,000
acting as "Gerant" of the
Societe Civile Helene
which holds in  ACHERE:
---------------------------------------------------------------------------------------------------------
Helene QUERU  11,999                                     1,429.30                   FRF  17,150,170.70
---------------------------------------------------------------------------------------------------------
Jean-Francois QUERU  1                                   1,429.30                   FRF  1,429.30
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Jean-Francois QUERU                   12,000
acting as "Gerant" of the
Societe Civile ARNAUD
which holds in ACHERE:
---------------------------------------------------------------------------------------------------------
Arnaud QUERU  11,999                                     1,429.30                   FRF  17,150,170.70
---------------------------------------------------------------------------------------------------------
Jean-Francois QUERU  1                                   1,429.30                   FRF  1,429.30
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Jean-Michel GANDREUIL                  4,499
acting as "Gerant" of the
Societe Civile D.J.C.M.
which  holds in ACHERE:
---------------------------------------------------------------------------------------------------------
Jean-Michel GANDREUIL  1,999                             3,103.50                   FRF  6,203,896.50
---------------------------------------------------------------------------------------------------------
Dominique GANDREUIL  1,999                               3,103.50                   FRF  40,510,200.00
---------------------------------------------------------------------------------------------------------
   Sub-Total                          28,499                                        FRF  40,510,200.00
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
TOTAL NUMBER OF                       99,999         TOTAL PRICE                    FRF  147,760,200.00
 SHARES
---------------------------------------------------------------------------------------------------------

At closing. the Purchaser shall deliver a bank check to each of the Vendors certified by a first class French bank.

3.   Conditions Precedent.
     --------------------

     The Parties hereby agree that the conditions precedent contained in the letter of intent signed on December 30, 1997 (and attached hereto as Schedule 3) between Friede Goldman International, Inc. on behalf of the Purchaser and by Mr. Jean-Francois Queru on behalf of the Vendors, have been fulfilled in their entirety as of the date hereof.

4.   Closing.
     -------

4.1 Closing shall take place on the date hereof at 5 rue de lHotellerie, 44470 Carquefou, France (hereinafter called "Closing" or the "Closing Date", as the case may be).

4.2  At Closing, the Vendors shall. deliver to the Purchaser:

     4.2.1 duty executed share transfer forms (ordes de mouvement) in respect of the whole of the Shares in favor of such person or persons as the Purchaser may specify;

     4.2.2 duty executed acts for the transfer of the Equity Interests in Societe civile Arnaud, Societe civile Helene and D.J.C.M., which hold a total of 28,499 Shares in the Company. Copies of the acts for the transfers of Equity Interests appear as Schedule 4.2.2 hereto.

     4.2.3 a certified copy of the resolution of the board of directors of the Company approving the Purchaser and such other persons or corporations as the Purchaser may specify as shareholders of the Company;

     4.2.4 a certified copy of the decision of the gerants of Societe civile Arnaud, Societe civile Helene and D.J.C.M. approving the Purchaser and such other persons or corporations as the Purchaser may specify as Equity Interest holders.

     4.2.5 evidence of the Vendors' acceptance to unconditionally and irrevocably waive the terms of the shareholders' agreement signed between themselves on November 16, 1996;

     4.2.6 the shareholder accounts of the Company together with the Register of Transfers of the Company in both cases up to date to record the transfers made pursuant to the share transfer forms referred to in
            Article 4.2.1 hereof;

     4.2.7 the minute books of board and shareholders' meetings of the Company in both cases up to date together with the attendance book in respect of board meetings and the relevant attendance sheets and proxies in respect of shareholders' meetings;

     4.2.8 the minutes of the equity holders' meetings of Societe civile Arnaud, Societe civile Helene and D.J.C.M. up to date together with the attendance book in respect of such meetings and the relevant attendance sheets and proxies in respect of equity holders' meetings;

     4.2.9 if, and to the extent, requested by the Purchaser, the unconditional resignations of the directors (administrateurs) of the Company and of the Subsidiaries and of the

            President-Directeur General, Directeur General, and gerant of the Company and all Subsidiaries;

4.3 At the Closing Date, the Vendors shall procure the holding of such board and/or shareholders' meetings of the Company as the Purchaser may request to effect the appointment of such persons as the Purchaser may require as directors (administrateurs) of the Company and as President-Directeur General and, if appropriate, Directeur General, of the Company.


5.   Representations and Warranties of the Guarantors.
     ------------------------------------------------

5.1 Mr. Jean Francois Queru and Mr. Jean-Michel Gandreuil in their capacities as, respectively, the outgoing President-Directeur General of the Company and outgoing Directeur General of BLM (hereinafter called the "Guarantors"), pro rata. to the percentage of each such Vendor's direct or indirect interest in the Company (i.e., for Mr. Jean Francois Queru 95% and for Mr. Jean-Michel Gandreuil 5%), make the representations and grant the warranties to the Purchaser as set forth in Articles 5 and 6 hereof.

     For the avoidance of doubt, the term "pro rata" as used in this Article 5 shall mean that, in the event of a Valid Claim (as such term is defined at Article 6) the percentage of each Guarantor's individual liability for such Valid Claim shall be divided between the Guarantors as a function of the percentage referred to hereabove.

     5.1.1 Ownership of the Subsidiaries and of Societe civile Arnaud, Societe civile Helene, and D.J.C.M.

            5.1.1.1 the Company holds 100% of the shares of France Marine, a societe anomyme duly organized, validly existing under the laws of France whose registered office is at Carquefou (44
                     470) Le Bel Air 5, rue de lHotellerie, registered at the Commercial and Companies Registry of Nantes under number 390 859 452 and whose registered capital is FRF 8,500,000 divided into 85,000 shares (actions) of FRF 100 each;

            5.1.1.2 France Marine holds 99,9% of the shares of BLM, a societe anomyme duly organized, validly existing under the laws of France whose registered office is at Nantes (44 470) 15, rue de la Metallurgie, registered at the Commercial and Companies Registry of Nantes under number 712 008 580 and whose registered capital is FRF 20,800,000 divided into 208,000 shares (actions) of FRF 100 each;

            5.1.1.3 France Marine holds 99,9% of the shares of BLMO, a societe anomyme duly organized, validly existing under the laws of France whose registered office is at Carquefou (44 470) Le Bel Air 5, rue de lHotellerie, registered at the Commercial and Companies Registry of Nantes under number 402 861 991 and whose registered capital is FRF 1,000,000 divided into 10,000 shares (actions) of FRF 100 each;

            5.1.1.4 France Marine holds 100% of the shares of BOPP, a societe anomyme duly organized, validly existing under the laws of France whose registered office is at Crozon (29160) La Maison Blanche, Lanveoc, registered at the Commercial and Companies Registry of Quimper under number 377 280 466 and whose registered capital is FRF 3,500,000 divided into 35,000 shares (actions) of FRF 100 each;

            5.1.1.5 France Marine holds 90% of the equity interests of SCI du Croissant, the other 10% being hold by BOPP, SCI du Croissant being a societe civile duly organized, validly existing under the laws of France whose registered office is at La Maison Blanche, Lanveoc, 29160 Crozon, registered at the Commercial and Companies Registry of Quimper under number 377 924 519 and whose registered capital is FRF 10,000 divided into 100 equity interests (parts sociales) of FRF 100 each;

            5.1.1.6 France Marine holds 74% of the equity interests of Kerdranvat, the other 26% being held by BOPP, Kerdranvat being a societe a responsabilite limitee duly organized, validly existing under the laws of France whose registered office is at Crozon (29160) La Maison Blanche, Lanveoc, registered at the Commercial and Companies Registry of Quimper under number 353 009 822 and whose registered capital is FRF 50,000 divided into 500 equity shares (parts sociales) of FRF 100 each;

            5.1.1.7 France Marine holds 10% of the equity interests of SCI Port de Lorient, the other 90% being held by BOPP, SCI Port de Lorient being a societe civile duly organized, validly existing under the laws of France whose registered office is at 81-83, avenue de La Perriere, 56100 Lorient, registered at the Commercial and Companies Registry of Lorient under number 377 522 776 and whose registered capital is FRF 10,000 divided into 100 equity interests (parts sociales) of FRF 100 each;

            5.1.1.8 BOPP holds 96% of the equity interests of SCI Ty Gwen, the other 4% being equally divided between Ms. Marie-Josee Quilfen and Mr JeanJacques Quilfen, SCI Tygwen being a societe civile duly organized, validly existing under the laws of France whose registered office is at La Maison Blanche, Lanveoc, 29160 Crozon, registered at the Commercial and Companies Registry of Quimper under number 320 610 611 and whose registered capital is FRF 10,000 divided into 100 equity interests (parts sociales) of FRF 100 each;

            5.1.1.9 BOPP holds 50% of the equity interests of TSA. the, other 50% being held by Mrs. Marie-Josee George, TSA being a societe a responsabilite limitee duly organized, validly existing under the laws of France whose registered office is at Z.I. de Parc C'hastel, Fouesnant, registered at the Commercial and Companies Registry of Quimper under number B 333 760 452 and whose registered capital is FRF 50,000 divided into 500 equity interests of FRF 100 each;

            5.1.1.10 France Marine holds 100% of the equity interests of SCI Lesvenez, the latter being a societe civile duly organized, validly existing under the laws of France whose registered office is at ZAC de Lesvenez, 29780 Plouhinec, registered at the Commercial and Companies Registry of Quimper under number 352 993 117 and whose registered capital is FRF 10,000 divided into 100 equity interests of FRF 100 each,

            5.1.1.11 Mr. Arnaud Queru holds 11,999 of the 12,000 equity interests of Societe civile Arnaud, the remaining one equity interest being held by Mr. Jean-Francois Queru, Societe civile Arnaud being a societe civile duly organized, validly existing under the laws of France whose registered office is at 10, rue des Primeveres, 43390 Petit Mars, registered at the Commercial and Companies Registry of Nantes under number 409 418 704 and whose registered capital is FRF 1,200,000 divided into 12,000 equity interests of FRF 100 each;

            5.1.1.12 Ms. Helene Queru holds 11,999 of the 12,000 equity interests of Societe civile Helene, the remaining one equity interest being held by Mr. Jean-Francois Queru, Societe civile Helene being a societe civile duly organized, validly existing under the laws of France whose registered office is at 10, rue des Primeveres, 43390 Petit Mars, registered at the Commercial and Companies Registry of Nantes under number 409 418 845 and whose registered capital is FRF 1,200,000 divided into 12,000 equity interests of FRF 100 each;

            5.1.1.13 Mr. Jean-Michel Gandreuil holds 1,999 of the 2,000 equity interests of D.J.C.M., the remaining one equity interest being held by Mrs. Dominique Gandreuil, D.J.C.M. being a societe civile duly organized, validly existing under the laws of France whose registered office is at 18, rue Auguste Renoir, 44980 Sainte Luce s/s/ Loire, registered at the Commercial and Companies Registry of Nantes under number 409 418 126 and whose registered capital is FRF 200,000 divided into 2,000 equity interests of FRF 100 each;

            5.1.1.14 BOPP holds 14% of the shares of Hydro-Armor, the other 86% being held substantially by the Quere family, Hydro-Armor being a societe civile duly organized, validly existing under the laws of France whose registered office is at Carrefour du Rohou, Plouezoc'h, 29252 Plouezoc'h registered at the Commercial and Companies Registry of Morlaix under number B 927 350 173;

            5.1.1.15 BOPP holds 10% of the 35,400 equity interests in each of two vessels, the "Villon" (copropriete du Chalutier "Rabelais", 9, rue du Professeur Legendre, 29900 Concarneau) whose ship registration number is CC 683 453;


  5.1.2     The Shares and Equity Interests
            -------------------------------

            5.1.2.1 the Shares represent the whole of the Share capital of the Company, are fully paid in and are freely transferable. The shares and equity interests held by the Company in each of the Subsidiaries listed in Recital D hereto are also fully paid in and freely transferable, except that 37,155 shares of France Marine representing 43,72% of the capital currently held by the Company are pledged in favor of Credit Industriel de l'Ouest, BCME and Credit Maritime Mutuel du Finistere;

            5.1.2.2 the holders of Equity Interests in Societe civile Arnaud, Societe civile Helene, and D.J.C.M. state that all such Equity Interests are fully paid in and freely transferable, that the activity of such companies is limited to the management holdings in the Company, and that they own no other assets.

            5.1.2.3 each of the Vendors and Societe civile Arnaud, Societe civile Helene, and D.J.C.M. have full and valid title to those of the Shares set out against his/her/its name in the Recitals hereto, free from any lien, charge or encumbrance or any other third part rights and at Closing, such title shall be validly transferred to the Purchaser or to such person or persons as the Purchaser may specify. All the authorizations, which must be, obtained prior to the transfer of the Shares, in application of the Company's statuts and French law, have been obtained by the Vendors, except for the declaration of foreign investment in France to be made by Purchaser to the French Treasury no later than the Closing Date.

  5.1.3     Effects of the Completion of the Sale of the Shares and Equity
            Interests

            to the best knowledge of the Guarantors, the completion of the sale of the Shares and Equity Interests to or in accordance with the instructions of the Purchaser will not result in the modification, cancellation or revocation of any contract, agreement arrangement to the Company or any of its Subsidiaries.

            No clause in the commercial contracts would allow a customer to cancel such contract due to a change in control of the Company or any of its Subsidiaries but any customer is free to do so if he believes that the Purchaser will compete with him.


  5.1.4 Consolidated Balances of the Company and of the Subsidiaries as at December 31, 1997 and at Closing

            5.1.4.1 the balances appearing in the provisional consolidated financial statements of the Company and the Subsidiaries as at December 31, 1997, (the "Consolidated Balances") show a true and fair view of the position of the Company and the Subsidiaries as at December 31, 1997, in particular, with respect to the items listed in the Ernst & Young report attached hereto as Schedule 5.1.4.1;

            5.1.4.2 the consolidated balances of the Company and of the Subsidiaries at the date hereof are or will be, except for transactions occurring in the ordinary course of business, materially similar in all respects to the balances appearing in the Consolidated Balances in particular with respect to the list of items attached hereto as Schedule 5.1.4.1.

            5.1.4.3 the accounts of Societe civile Helene, show a true and fair view of their position as at December 31, 1997 and January 29, 1998. The accounts of DJCM show a true and fair view of its position as at December 31, 1997.

  5.1.5     Ownership of Assets

            5.1.5.1 the Company and each of the Subsidiaries have full and unencumbered title to all its assets including its ongoing businesses (fonds de commerce), except for:

                     5.1.5.1.1 SCI du Croissant for which a mortgage has been granted as security for a loan which outstanding balance is FRF 640,000;

                     5.1.5.1.2 SCI Port de Lorient which only owns the building located on land which belongs to the Port de Lorient and occupied by

                                SCI Port de Lorient pursuant to a contract for long-term occupation which is to expire on December 31, 2009;

                     5.1.5.1.3 the vessels Rabelais and Villon which are mortgaged as Security for loans.

            5.1.5.2 To the best knowledge of the Guarantors, all taxable assets (both real estate and otherwise) are properly constructed and in good condition, subject only to normal wear and tear, and have been consistently and properly maintained. None of such tangible assets is out of order or has any apparent defect, which prevents or could prevent its use in the future in accordance with the purpose for which it was intended, except for SCI Ty Gwen, SCI Lesvenez and SCI Port de Lorient. a description of the state of the of real property is contained in an insurance report enclosed hereto as Schedule 5.1.5.2.

            5.1.5.3 to the best knowledge of the Guarantors, the carrying on of business and the use by the Company and each of the Subsidiaries of its respective assets is in accordance with all legal or regulatory requirements, particularly with regard to health and safety.

  5.1.6     Real Property, Leases, Mortgages and Restrictions

            5.1.6.1 Except for SCI du Croissant for which a mortgage has been granted as security for a loan and SCI Port de Lorient which only owns the building located on land which belongs to the Port de Lorient as explained in Articles 5.1.5.1.1 and 5.1.5.1.2, the Company and the Subsidiaries have unencumbered title (meaning that all real property owned by them are free and clear of all liens, mortgages and restrictions) to the following real property:

                     France Marine:       apartment at Residence Le Continental,
                                          2 rue du Chabut, 44150 Pornic;

                     BLM: 15 rue de La Metallurgie, 44470 Carquefou, for a total surface of 89,370 m2, registered with the Land Registry of Carquefou at Section AV under numbers 25, 26, 32, 34, and 46, and 8 buildings of a surface of 19,747 m2;

                     BOPP: La Maison Blanche, Lanveoc, 29160 Crozon, with a piece of land of a surface of 1 hectare, 11 ares, and 6 centiares, registered with the Land Registry of Crozon at Section I, under number 11, and a building of a surface of 6,169 m2;

                     SCI du Croissant:    La Maison Blanche, Lanveoc, 29160
                                          Crozon, for a total surface of 7,646
                                          m2 registered with the Land Registry
                                          of Lorient at Section K, under numbers
                                          238 and 241, and a building of 1,400
                                          m2;

                     SCI Port de Lorient: 81-83 avenue de La Perriere, 56100
                                          Lorient, for a total surface of 812
                                          m2, registered with the Land Registry
                                          of Lorient at Section DW, under number
                                          84;

                     SCI Lesvenez:        Lieu dit Lambabu, ZAC de Lesvenez,
                                          Plouhinec (Finistere), for a total
                                          surface of 6,000 m2 (including a 900
                                          m2 building designed for industrial
                                          use) registered with the Land Registry
                                          of Plouhinec at Section ZM, under
                                          number 147;

                     SCI Ty Gwen:         Lieu dit Parc-ar-C'hastel, Fouesnant,
                                          for a total surface of 3080 m2
                                          registered with the Land Registry of
                                          Fouesnant at Section M, under number
                                          776;

                     such properties constitute all of the real property interests of the Company and the Subsidiaries.

                     The Company and the Subsidiaries have not entered into any undertaking, to transfer the whole or any part of the real property owned by it for valuable consideration or otherwise or to encumber the whole or any part of such real property with any such right, including commercial leases, in favor of third parties to the exception of the lease entered into by SCI Port de Lorient and Fournier and Ship.

                     To the best knowledge of the Guarantors, the Company and the Subsidiaries have always conformed with all norms in respect of the construction, occupation and use of the said buildings and, in particular, with all orders, regulation of allotments, specifications co-ownership regulations and internal regulations. There are no town planning provisions or other restrictions which restrict the use or reduce the value of the said buildings.

            5.1.6.2 each of the leases of real or personal property, or any domiciliation agreement to which the Company or any Subsidiary is a party is valid and enforceable in accordance with its terms. Should the lease of France Marine terminate, then the leases. of Achere and BLM Offshore shall terminate.

  5.1.7     Intellectual Property

            5.1.7.1 Schedule 5.1.7 contains a ha of the patents, trademarks, trade names, copyright, logos, designs, software and other intellectual property rights (hereinafter called "the Rights") used by the Company and the Subsidiaries. Subject to the Disclosure Letter, the Rights are owned by the Company and the relevant Subsidiaries as indicated in
                     Schedule 5.1.7, and are, to the best knowledge of the Guarantors, free from any charge or encumbrance or are used pursuant to valid licenses from third parties of which details are given in the said Schedule 5.1.7;

            5.1.7.2 to the best knowledge of the Guarantors, neither the Company nor any Subsidiary has infringed, and nor does it infringe, any right belonging to any third party relating to any patent, trademark trade name, copyright, logo, design or software or any other intellectual property rights belonging to third parties; and

            5.1.7.3 except as disclosed in Schedule 5.1.7 and to the best knowledge of the Guarantors, the Company has the unfettered right to use its corporate name of which it has full title and enjoyment, without paying any royalty to a third party. The same applies to each of the Subsidiaries.

  5.1.8     Material Contracts

            set forth in Schedule 5.1.8 hereto is a list of all the contracts, commitments, agreements and guarantees or other undertakings to which the Company and any Subsidiary is a party which (i) account for more than 3 per cent of the consolidated turnover of the Company and the Subsidiaries for the financial period ended on the December 31, 1997 or (ii) are for a period of more than 12 months; or (iii) provide for capital expenditure or the disposal of capital assets for an aggregate amount in excess of FRF 1,500,000; or (iv) contain any exclusivity commitment by, or for the benefit of, the Company or any Subsidiary; or (v) contain any commitment by any party not to compete with any other; or (vi) are otherwise material to the management, development and marketing of the Company and the Subsidiaries (hereinafter called "Material Contracts");

  5.1.9     Personnel

            to the best knowledge of the Guarantors, the Company and the Subsidiaries have satisfied, and continue to satisfy all their obligations pursuant to applicable labor law.

  5.1.10 to the best knowledge of the Guarantors, the activities of the Company and of the Subsidiaries and all the assets, owned, leased or used by them are validly insured in the case of assets with reputable companies and the terms of the policies are such as would be acceptable to a prudent entrepreneur carrying on a similar business with similar assets.

  5.1.11    Product Liability

            to the best knowledge of the Guarantors, no individual claim (or event which could give rise to a claim) has been made on the Company or on any of the Subsidiaries in respect of damage suffered resulting from a defect in any product manufactured, assembled or sold.

  5.1.12    Environment

            to the best knowledge of the Guarantors, the activities of the Company and of the Subsidiaries have always been and are being operated in compliance with the applicable laws and regulations in force concerning the protection of the environment, and no product manufactured, assembled or sold or any service supplied by the Company or any of the Subsidiaries is in violation of such laws and regulations.

  5.1.13.   Litigation

            to the best knowledge of the Guarantors and save for the cases already disclosed, there is no current, threatened or pending litigation, arbitration, claim, administrative proceeding, administrative or tax investigation or any other action or proceeding pending or contemplated whether as plaintiff or defendant in relation to the Company or any of the Subsidiaries and the Vendors are unaware of any facts which might give rise to any such action or proceeding.

  5.1.14    Absence of Changes

            to the best knowledge of the Guarantors, since December 30, 1997 and up to the date hereof, the Company and (where the context so permits) all of the Subsidiaries, Societe civile Arnaud, Societe civile Helene, and D.J.C.M.:

               i) have conducted their operations according to their ordinary and usual course of business consistent with past practice;

               ii) refrained from paying or distributing any cash or assets, whether by way of dividend distribution or otherwise, of the Company and/or of any Subsidiary to any shareholder or their affiliates or relatives or to any other person which payment is not in the ordinary course of business, except as concerns the distributions made to directors who are requested to resign pursuant to this agreement, Mr. Jean Bosser and Mr. Yves Tromeur for it total amount not exceeding FRF 100,000;

               iii) have not increased the compensation or few (including fringe benefits) payable or to become payable to the Vendors, their affiliates or relatives except the payments made in the ordinary course of business (including salary increase);

               iv)   have not amended or modified the organizational documents,

               v) have not suffered any damage, destruction or other casualty or loss (whether or not covered by insurance) materially affecting the business or financial position, or

               vi) have not suffered any social disturbance, conflict, strike, lock-out, sit-in or similar event.

  5.1.15    Taxes, Customs Duties

            to the best knowledge of the Guarantors, the Company, the Subsidiaries and Societe civile Arnaud, Societe civile Helene, and D.J.C.M. have correctly filed all national, departmental and local tax and social declarations at the required time and have kept copies of the originals as filed. All national, departmental and local taxes, and duties, (including, but not limited to, corporation tax, value added tax, business tax, land tax and customs duties) and all social and parafiscal charges due and owing by the Company and/or the Subsidiaries, and/or Societe civile Arnaud, Societe civile Helene, and D.J.C.M. at the date hereof have paid within the legal time limits.

  5.1.16    General

            5.1.16.1 to the best knowledge of the Guarantors, all the information contained in this Agreement including the recitals and the Schedules hereto is complete and accurate in all respects;

            5.1.16.2 to the best knowledge of the Guarantors, there is no existing fact or event known to the Guarantors which is likely to have a negative effect on the assets, business or activities of the Company or any of the Subsidiaries or any of the Societe civile Arnaud, Societe civile Helene, or D.J.C.M. or which could reasonably be expected adversely to affect the willingness of the Purchaser to purchase the Shares and Equity Interests upon the terms of this Agreement which has not been disclosed to the Purchaser by or on behalf of the Guarantors in writing;

            5.1.16.3 no written or oral statement certificate, instrument or other document furnished to the Purchaser in the course of the negotiations leading up to the signature of this Agreement, or any other document, agreement or instrument referred to herein contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading;

            5.1.16.4 all schedules attached hereto are true, correct and complete as of the date hereof. Matters disclosed on each schedule shall be deemed to be disclosed only for purposes of the matters to be disclosed for any other purpose unless expressly provided therein . For the avoidance of doubt, information shall not be deemed to have been disclosed unless such information is expressly identified in writing or referred to for the express purposes of disclosure.

            5.1.16.5 For the avoidance of doubt and for the purposes hereof the term "knowledge" shall be deemed to include information of which the Guarantors had knowledge.

6.  Indemnification by the Guarantors
    ---------------------------------

6.1  General Provisions

     6.1.1 The Guarantors acknowledge and accept that the Purchaser has entered into this Agreement in reliance on the Representations and Warranties contained herein. The liability of the Guarantors in relation to these Representations and Warranties shall in no way be valid should it be established that the Purchaser was aware of the inaccuracy of one or more of the Representations and Warranties at the due hereof.

     6.1.2 Notwithstanding the Act that the legal status of the Purchaser or the Company may be modified following the completion of the sale contemplated hereby, and in particular, by way of merger, transformation or otherwise, the Representations and Warranties shall remain in full effect and binding force until July 31, 1999.

6.2  Indemnification

     Subject to the provisions of this Article, Guarantors hereby undertake to indemnify the Purchaser, or, if the Purchaser in its absolute discretion so wishes, the Company or any relevant Subsidiary for the full amount of any damage, loss, liability or expense of any kind, including legal ad court fees which results from any inaccuracy, error, omission or third party claim relating to the Representations and Warranties contained herein.

     6.2.1 It is agreed that the Guarantors shall in no event be liable for claims based on information specifically disclosed to the Purchaser pursuant to the Disclosure Letter as signed by the parties hereto on the Closing Date or for matters of which neither of the Guarantors had knowledge prior to Closing; provided, however, that, in the event of a Valid Claim which is contested by the Vendors, the information contained within the audit reports described on page 6 of the Disclosure Letter may be referred to (including page number references) by the Guarantors solely for the purposes of responding to such Valid Claim and in particular, establishing that material information directly relating to such Valid Claim has already been disclosed to the Purchaser.

     6.2.2 In the event of a claim related to a matter of which one of the Guarantors had knowledge and not disclosed prior to Closing specifically, then the following shall apply:

     6.2.2.1 Only an individual claim which is notified by the Purchaser to the Guarantors pursuant to Article 6.3 for an amount in excess of FRF 150,000 shall be deemed a valid claim ("Valid Claim") for the purpose of calculating the indemnity amounts described below; provided, however, that any claim amounting to less than FRF 150,000 shall not be applied to the respective indemnity or franchise thresholds, described below.

     6.2.2.2 The Guarantors shall in no event be liable for any Valid Claim(s) which, individually, or in the aggregate, according to the provision of Article 6.2.2.1, would not exceed a total amount of FRF 6,000,000, which amount shall be applied throughout the three periods stated in Article 6.2.13 (hereafter called the "Franchise Amount"), nor for any Valid Claim(s), in the aggregate, which exceed(s) the Franchise Amount by more than ten million French francs (FRF 10,000,000).

     6.2.2.3 The Guarantors' liability is limited to the following maximum amounts:

              -- From Closing Date until July 31, 1998 (hereafter called the "First Period"): FRF 10,000,000.

              -- From August 1, 1998 until January 31, 1999 (hereafter called the "Second Period"): FRF 7,000,000.

              -- From February 1, 1999 until July 31, 1999 (hereafter called the "Third Period"): FRF 4,000,000.

     6.2.2.4 In any event the maximum accumulated amount paid by the Guarantors for the three periods is limited to a maximum of FRF 10,000,000.

Example A:
---------

6 Valid Claims for an aggregate amount of FRF 9,000,000 brought in the First Period.
The first FRF 6,000,000 shall be for the Purchaser's own account.
The next FRF 3,000,000 shall be charged to the Guarantor.
As a consequence, the remaining guarantee shall, be:
--  For the First Period, FRF 10,000,000 - FRF 3,000,000 = FRF 7,000,000;
--  For the Second Period: FRF 7,000,000;
--  For the, Third Period: FRF 4,000,000.

Example B
---------

10 Valid Claims for an aggregate amount of FRF 15,000,000 brought in the First Period.
The first FRF 6,000,000 shall be to the Purchaser's own account.
The next FRF 9,000,000 shall be charged to the Guarantor.
As a consequence, the remaining guarantee shall be:
--  For the First Period: FRF 10,000,000 - FRF 9,000,000 =FRF 1,000,000;
--  For the Second Period and for the Third Period FRF 1,000,0000.

Example C
---------

6 Valid Claims for an aggregate amount of FRF 9,000,000 brought in the Second Period.
The first FRF 6,000,000 shall be to the Purchaser's own account.
The next FRF 3,000,000 shall be charged to the Guarantor.
As a consequence, the remaining guarantee shall be:
--  For the Second Period: FRF 7,000,000 - FRF 3,000,000 = FRF 4,000,000;
--  For the Third Period: FRF 4,000,000.

     6.2.3 Notwithstanding the terms of Article 5.1.11 hereto, it is expressly agreed that the provisions of this Article 6 shall not apply to Valid Claims from product defects.

     6.2.4 Notwithstanding any other provisions in this Agreement, and without prejudice to any of the Guarantors' other obligations under this Agreement, it is hereby agreed, that in the event Mr. J.L. Holloway ceases, for any reason whatsoever, to serve as Chief Executive Officer of Friede Goldman International (whose functions shall be deemed to end as of the date of the Board of Directors' meeting at which Mr. J.L. Holloway's departure is confirmed - the "Departure Date"), then the indemnification obligations of the Guarantors shall also cease to exist as of the date on which Mr. J.L. Holloway ceases to save in such capacity, without my formality being necessary; provided, however, that any Valid Claims made prior to the Departure Date shall remain valid and enforceable against the Guarantors.

6.3  Notice of Claim(s)
     ------------------

     The Purchaser shall notify the Guarantors of all Valid Claims by notice in writing in accordance with Article 11 hereof within a reasonable time of the basis for such Valid Claim arising; provided that no Valid Claim(s) may be notified by the Purchaser against the Guarantors after July 31, 1999.

6.4  Payment of Claims
     -----------------

     Subject to the restrictions of this Article 6, all Valid Claim to which the Guarantors have not responded to the Purchaser within one month from the date on which notice of the Valid Claim is made by the Purchaser to the Guarantors pursuant to Article 6.3 or which are accepted in whole or in part by the Guarantors shall be paid to the Purchaser within thirty (30) days of such notice; provided, however, that any contested Claims shall be subject to the dispute resolution mechanism provided for at Article 12 hereof

7.   Non-competition
     ---------------

     During a period of twenty-four (24) months following the Closing Date, the Vendors hereby jointly and severally undertake and agree, not to, except as is required by law, within Metropolitan France (the "Territory"):

7.1 undertake, either directly or indirectly, any activity which competes with those activities of the Company or any of the Subsidiaries within the Territory as carried out at the date hereof (the "Activities"). In the event that any Vendor, acting individually or together with another Vendor or third party acquires directly or indirectly a controlling interest in an entity whose activity competes with the Activities, the Vendor(s) shall dispose of such interest within six (6) months of receiving notice of that fact by the Purchaser; or

7.2 reveal to any third party, or make use of in any way, of any trade secret, know how, process, technique, list of customers or other confidential information of the Company and/or the Subsidiaries not already in the public domain, except in respect of information required to be disclosed by law or the rules of any Stock Exchange; or

7.3 solicit any current employees, or customers of the Company and/or the Subsidiaries, with the exception of one secretary.

8.   Right to Offer Before Sale
     --------------------------

     To the extent permitted by law, Mr. Jean-Francois Queru must be notified of any proposed transfer of all of the Shares of the Company and the Subsidiaries by the Purchaser, such notification, including the nature of the securities or rights involved, the price or the value proposed for the transaction, the overall terms and conditions of payment of the price; provided, however, the Mr. Jean-Francois Queru shall have no right to offer before sale in the event of a merger of the Company or the Subsidiaries with any third party and that the specific terms of the notifications are subject to any confidentiality undertaking imposed on the Purchaser by the potential transferee(s).

     Within fifteen (15) days of the aforementioned notification, Mr. Jean-Francois Queru shall have the right to make an offer to the Purchaser, such offer to the Purchaser, such offer stating its terms and conditions, including the nature of the securities or rights involved, the price or the value proposed for the transaction, the terms and conditions of payment of the price.

     Within fifteen (15) days of Purchaser's receipt of Mr. Jean-Francois Queru's proposal, the Purchaser shall deliver in writing to Mr. Jean-Francois Queru a conditional or otherwise acceptance, rejection, or counter-offer of the offer received from Mr. Jean-Francois Queru; provided that in no event shall the Purchaser have the obligation to sell to Mr. Jean-Francois Queru at any time any or all of the Share of the Company and the Subsidiaries.

     Pursuant to Article 9.1, the right to offer held by Mr. Queru is personal to him and is not assignable.

     All information directly or indirectly related to the matters triggering the exercise of the right to offer before sale shall be strictly confidential.

     The provisions of the present article shall remain in force for seven (7) years of the Closing Date.

9.    Assignment
      ----------

9.1 This Agreement is personal to the parties and cannot be assigned by any of them save that (i) the Purchaser may assign its rights hereunder to an Associated Company for which purpose the term "Associated Company" shall mean any company which, directly or indirectly, controls or is controlled by or is under the same control as the Purchaser and the term "control" shall mean the ability to exercise or to procure the exercise, directly or indirectly, of at least 50 per cent of the voting share of a company; and
      (ii) the Purchaser (or such Associated Company) may freely assign its rights to any person(s) or corporation(s) to whom the Shares may be transferred following the Closing Date.

9.2 In the event of the death or permanent mental incapacity of one or more of the Vendors this Agreement shall be binding on his/her heirs and successors or, as the case may be, legal guardian or trustee.

10.   Expenses
      --------

      Each of the parties shall bear all the costs and expenses incurred by it in connection with this Agreement and its execution including, but not limited to, the fees and disbursements of any counsel, independent accountant or any other person whose services may have been used by the said party in relation hereto.

11.   Confidentiality
      ---------------

11.1 All announcements by or on behalf of the parties hereto relating to the transaction contemplated hereby shall be in terms agreed by the parties save that the Purchaser shall be entitled to make such announcement as it thinks fit to comply with the regulations of any Stock Exchange on which the Purchaser or any Associated Company of the Purchaser may be quoted.

11.2  Copy of all announcements shall be given to the Vendors.

11.3 No announcement shall be made in France, in particular as concerns the purchase price, except for purposes, of filing the declaration of foreign investment with the French Treasury.

11.4 The provisions of this Agreement and, in particular, the indemnification clause of Article 6 hereto shall not be disclosed to any third party except as may be required from the Purchaser for the purposes of filings to be made with the U.S. Securities Exchange Commission.

12.   Notices
      -------

12.1 Any notice required to be given hereunder shall be validly given if sent by registered letter (with return receipt requested) or by fax, confirmed by such registered letter, or by hand delivery against written acknowledgment of receipt to the following address or to such other address as may have been communicated by either of the parties to the other in accordance herewith:

               For notices to the Vendors:

               Mr. Jean-Francois Queru
               10 rue des des Primeveres
               44390 Petit Mars

               Mr. Jean-Michel Gandreuil
               18, rue Auguste Renoir
               44980 Sainte Luce sur Loire
               for notices to the Purchaser:
               James A. Lowe, III, Esq.
               General Counsel
               Friede Goldman International, Inc.
               525 East Capitol Street - Suite 402
               Jackson, Mississippi  39201
               U.S.A.
               Facsimile Number:  601-352-0588
               Telephone Number:  601-352-1107

12.2 The Vendors irrevocably confer on Mr. Jean-Francois Queru and Mr. Jean-Michel Gandreuil, who accept, the authority to accept notices on behalf of all of them and notice given to Mr. Jean-Francois Queru and Mr. Jean-Michel Gandreuil shall be deemed to be notice to all of them.

13.  Proper Law, Dispute Resolution
     ------------------------------

13.1 This Agreement shall be governed by and construed in accordance with French law.

13.2  Dispute Resolution:

  (a) All disputes arising in connection with this Agreement shall, before any recourse is made to the Court of Arbitration of the International Chamber of Commerce ("ICC"), be submitted to negotiations with a view to reaching an amicable solution.

  (b) The parties hereto shall each appoint one mediator. The two mediators appointed by the parties shall then appoint a third mediator. In the event of failure of the two parties to appoint their mediator or of the two mediators appointed by the parties hereto to reach an agreement on the identity of the third mediator within 15 days as from the notification of the request to mediate or legal action by one of he parties to the other, the third mediator shall then be designated by the

General Secretariat of the international Chamber of Commerce ("ICC") if called upon t do so by the most diligent party.

     (c) The mediators shall hear the parties hereto and their counsel and shall lay down the procedural rules hat he considers appropriate. Should the mediation be successful, the mediators will draw up a daft settlement agreement that will be submitted to the parties hereto for signature in the English and the French languages. Neither the English language version nor the French language version shall be deemed to have greater authority. Once signed, the settlement agreement shall be binding upon the parties hereto.

     (d) In the event that the mediation is broken off (i) within 45 days from the appointing of the mediators or (ii) in the event of one party's refusal to proceed with the mediation procedure, or (iii) in the event that the difference is not resolved within 45 days from the start of the proceedings, the difference shall be submitted to the ICC under the ICC Rules of Conciliation and Arbitration with a panel of three arbitrators. Each party hereto shall have appointed one arbitrator within thirty (30) days of the ICC having received the Request for Arbitration from the most diligent party. The third arbitrator shall be appointed by the two arbitrators so appointed. If the two arbitrators fail to agree on the appointment of the third arbitrator within thirty (30) days from the date of the appointment of the second arbitrator, the ICC shall appoint the third arbitrator no later than forty-five (45) days from the date on which the last of the two arbitrators is appointed. Regardless of the appointment mechanism, the third arbitrator shall not be a national or resident of either France or the USA (preferably a Swiss national).

     (e) The arbitration shall be held in Nantes, France in the English and French languages. As a condition to being appointed as an arbitration, the ICC must certify to the parties hereto that each arbitrator is bilingual in the English and French languages.

     (f) The parties hereto expressly agree that arbitration shall be the final and binding dispute resolution mechanism and in no event shall any of the parties hereto cause a dispute to be submitted to judicial consideration. In this regard, the parties hereto expressly agree to waive the application of Articles 14 and 15 of the French Civil Code.

     (g) The costs and expenses associated with the negotiation procedure shall be borne by the parties hereto as determined by the negotiator.

14.  Language
     --------

     This Agreement shall be signed in the English language only. a short-form French language, version may be prepared for the sole purpose of registration with the French tax authorities. It is hereby expressly agreed that, although a full French translation certified by an accredited translator shall be completed, the terms of the English language original shall prevail.

15.  Waivers
     -------

     The failure by any party hereto promptly to avail itself in whole or in part of any right, power or privilege to which such party is entitled pursuant to the terms of this Agreement shall not constitute a waiver of such right, power or privilege which maybe exercised at any time. To be valid, waiver by any party hereto of nay such right, power or privilege must be in writing and notified to the other parties as provided herein.

16.  Headings
     --------

     The descriptive words or phrases at the head of the Articles are inserted only as a convenience and for reference purposes and are not intended to in any way define, limit or describe the scope or intent of the Articles which they precede.

17.  Whole Agreement
     ---------------

     This Agreement, including the Schedules and footnotes hereto, constitutes the entirety of the agreement between the parties with regard to the subject matter hereof and supersedes any previous agreement or agreements whether verbal or written with regard thereto.

       Done in Carquefou, France on February 5, 1998 in eight originals.


THE VENDORS                      FRIEDE GOLDMAN FRANCE



  /s/ Jean-Francois Queru        By:   /s/ J.L. Holloway
------------------------------      ------------------------------
  Jean-Francois Queru                 J. L. Holloway
     (Guarantor)


  /s/ Jean-Francois Queru
------------------------------
Regine Queru
By:  Jean-Francois Queru


  /s/ Jean-Francois Queru
------------------------------
Mr. Arnaud Queru
By:  Jean-Francois Queru


  /s/ Jean-Francois Queru
------------------------------
Ms. Helene Queru
By:  Jean-Francois Queru


  /s/ Jean-Francois Queru
------------------------------
SC MGLV
By:  Jean-Francois Queru
Gerant


  /s/ Jean-Michel Gandreuil
------------------------------
Jean-Michel Gandreuil
(Guarantor)


  /s/ Jean-Michel Gandreuil
------------------------------
Mrs. Dominique Gandreuil
By:  Mr. Jean-Michel Gandreuil


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